Exhibit 99.2

NEWS RELEASE
Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341 Rick Wyatt (Bond Investors) Rick.Wyatt@hii-co.com 757-380-2101

Huntington Ingalls Industries Announces Proposed Offering of Senior Notes

NEWPORT NEWS, Va. (Nov. 16, 2017)—Huntington Ingalls Industries, Inc. (NYSE:HII) (“HII” or the “Company”) announced today an offering by HII of senior notes (the “Notes”). The Notes will be fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that guarantees debt under its credit facility.

The Company intends to use the net proceeds from the sale of the Notes to redeem all of its $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2021. The Company intends to give notice of the redemption following pricing of the Notes. HII expects to use any remaining proceeds for general corporate purposes.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from the registration requirements. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and there shall not be any offer to sell, solicitation of an offer to buy or sale of Notes in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of an offering memorandum.

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides a wide range of professional services through its Fleet Support, Integrated Missions Solutions, Nuclear & Environmental and Oil & Gas groups. Headquartered in Newport News, Virginia, HII employs nearly 37,000 people operating both domestically and internationally.

Huntington Ingalls Industries

4101 Washington Ave. ● Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: the failure to complete the sale or issuance of the Notes; the failure to complete the proposed redemption; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); the Company’s ability to estimate its future contract costs and perform its contracts effectively; changes in procurement processes and government regulations and the Company’s ability to comply with such requirements; the Company’s ability to deliver its products and services at an affordable life cycle cost and compete within its markets; natural and environmental disasters and political instability; the Company’s ability to execute its strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding the Company’s pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that the Company is unable to predict at this time or that it currently does not expect to have a material adverse effect on its business, and the Company undertakes no obligations to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that the Company may make.

Huntington Ingalls Industries

4101 Washington Ave. ● Newport News, VA 23607

www.huntingtoningalls.com/media